Exhibit 10.2

EXECUTION

RACKABLE SYSTEMS, INC.

REGISTRATION AGREEMENT

THIS REGISTRATION AGREEMENT (this “Agreement”) is made as of December 23, 2002, by and among Rackable Systems, Inc., a Delaware corporation (formerly known as Rackable Corporation) (the “Company”), the Persons listed from time to time on the Investor Registrable Securities Schedules attached hereto, (collectively, the “Investor”), Giovani Coglitore, Nikolai Gallo, and Jack Randall (the “Founders”) and each of the holders of Registrable Securities who may from time to time become a party hereto by executing a counterpart to this Agreement.

WHEREAS, the Investor and the Company are party to a Securities Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Investor acquired shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share;

WHEREAS, in order to induce the Investor to enter into the Securities Purchase Agreement, the Company has agreed to enter into this Agreement to provide the registration rights set forth herein; and

WHEREAS, the execution and delivery of this Agreement is a condition to the Closing under the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement intending to be legally bound hereby agree as follows:

Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8 hereof.

Section 1. Demand Registrations.

(a) Requests for Registration. Subject to the conditions in this Section 1, after the first to occur of (i) the 18 month anniversary of the date of this Agreement or (ii) the six month anniversary of the effective date of the IPO, any time and from time to time, the holder or holders of a majority of Investor Registrable Securities then outstanding may request (i) Long-Form Registration of all or any portion (but in each case, representing at least twenty-five percent (25%) of the then outstanding Investor Registrable Securities), of the Investor Registrable Securities held by them and (ii) Short-Form Registration under the Securities Act of all or any portion of the Investor Registrable Securities, if available. All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered, the anticipated per share price range for such offering (which range may be revised from time to time by holders of a majority of the Investor Registrable Securities requesting to be included in such registration by written notice to the Company to that effect) and

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the intended method of distribution of the Registrable Securities to be sold. Within twenty days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of Section 1(d) hereof, shall use its best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty days after the receipt of the Company’s notice.

(b) Long-Form Registrations. All Long-Form Registrations shall be underwritten registrations unless otherwise requested by the holders of a majority of the Registrable Securities requesting such Long-Form Registration and the Company shall pay all Registration Expenses with respect to such Long-Form Registration effected pursuant to this Section 1(b). The Company shall not be required to effect a Long-Form Registration pursuant to this Section 1(b);

(i) after the Company has effected three (3) registrations pursuant to this Section l(b), and such registrations have been declared or ordered effective;

(ii) if the Company has effected a registration pursuant to this Section 1(b) within the preceding 180 days, and such registration has been declared or ordered effective;

(iii) during the period starting with the date nine (9) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 2, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iv) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act.

(c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section l(b), the holder or holders of a majority of Investor Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities. If the Company, pursuant to the request of the holder(s) of a majority of the Investor Registrable Securities, is qualified to and has filed with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the “Required Registration”), the Company shall use its best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall cause such Required Registration to remain effective for a period ending on the date on which all Investor Registrable Securities have been sold pursuant to the Required Registration (the “Effective Period”). Notwithstanding the

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foregoing, the Company shall not be obligated to effect any such Short-Form Registration pursuant to this Section l(c) if:

(i) if the holders of the Investor Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such Short-Form Registration, propose to sell Investor Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; or

(ii) in any particular jurisdiction in which the Company would be required to qualify to do business, where not otherwise required, or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities requested to be included in such Demand Registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities which can be sold therein in an orderly manner in such offering within a price range acceptable to the holders of a majority of Investor Registrable Securities requested to be included in such offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities requested to be included therein by each such holder. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

(e) Restrictions on Long-Form and Short-Form Registrations. Notwithstanding the foregoing, the Company shall not be obligated to effect any Long-Form Registration pursuant to Section 1(b) or Short-Form Registration pursuant to Section 1(c), if the Company shall furnish to the holders of Investor Registrable Securities a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Short-Form Registration or Long-Form Registration, as the case may be, to be effected at such time, in which event the Company shall have the right to defer the filing of the Short-Form Registration or Long-Form Registration, as the case may be, for a period of not more than 90 days after receipt of the request of the holder or holders under this Section 1(c), provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period and provided further, that the Company shall not register any other of its shares during such 90-day period;

(f) Selection of Underwriters. The holders of a majority of the Investor Registrable Securities requested to be included in any Demand Registration shall, with the consent of the Company which consent shall not be unreasonably withheld, have the right to select the investment banker(s) and manager(s) to administer the offering.

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(g) Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Investor Registrable Securities.

Section 2. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities (including any proposed registration of the Company’s securities by any third party) under the Securities Act (other than pursuant to a Demand Registration or any effected pursuant to Form S-4, S-8 or any successor forms and other than a registration relating solely to the sale of securities to participants in a Company plan, a registration relating to a reorganization of the Company or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only securities being registered are Common Stock issuable upon conversion of debt securities that are also being registered) and the registration form to be used may be used for the registration of any Registrable Securities (a “Piggyback Registration”), whether or not for sale for its own account, the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of Section 2(c) and 2(d) hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c) Priority on Primary Registration. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares requested to be included therein by each such holders, and (iii) third, (if permitted by the holders of the majority of the Investor Registrable Securities) any other securities requested to be included in such registration, pro rata among the holders of such other securities on the basis of the number of shares requested to be included therein by each such holders. Any Persons other than holders of Registrable Securities who participate in Piggyback Registrations which are not at the Company’s expense, if any, must pay their share of the Registration Expenses as provided in Section 5 hereof.

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(d) Priority on Secondary, Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (it being understood that secondary registration on behalf of holders of Registrable Securities are addressed in Section 1 above rather than in this Section 2(d) and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the Registrable Securities requested to be included in such registration and the securities requested to be included therein by the holders requesting such registration, pro rata among all holders on the basis of the number of shares of such securities requested to be included therein by each such holder, and (ii) second, all other securities requested to be included in such registration, pro rata among all holders thereof on the basis of the number of shares of such securities requested to be included therein by each such holder.

(e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) for the offering; provided that such selections must be approved by the holders of a majority of the Investor Registrable Securities included in such Piggyback Registration.

(f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 hereof or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the date such previous registration became effective.

Section 3. Holdback Agreements.

(a) Notwithstanding anything contained herein to the contrary, each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by deliver of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the period before and after the effective time of any (x) underwritten Demand Registration (except as part of such underwritten Registration) or (y) any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form) that is agreed to by the underwriter managing the registered public offering and the holders of a majority of the Investor Registrable Securities included in such registration with respect to such holder (a “Lock-Up Period”).

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(b) The Company (i) agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during a Lock-Up Period and (ii) shall use reasonable efforts to cause each holder of more than 1% of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for more than 1% of its equity securities, purchased or otherwise acquired from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such Securities during such Lock-Up Period (except as part of such underwritten registration, if otherwise permitted).

Section 4. Registration Procedures. Subject to the conditions set forth herein, whenever any holder of Registrable Securities has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

(a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel.

(b) notify in writing each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days (or such greater period of time required by Section l(c), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) cause the chief executive officer and senior management of the Company to participate in any “road show” presentations to investors in connection with such registration for such period of time as is reasonably requested by the underwriters of the holders of a majority of the Investor Registrable Securities;

(e) use its best efforts to register or qualify such Registrable Securities under such other Securities or blue sky laws of such jurisdictions as any seller (including any

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underwriter) reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(f) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, provided that the Company shall have the right to postpone the preparation and filing of such supplement or amendment for a period not to exceed thirty (30) days if the Company and the holders of a majority of the Investor Registrable Securities agree that such supplement or amendment would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction;

(g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

(h) provide a transfer agent and registrar and a CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

(i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Investor Registrable Securities requested to be included in such offering or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities requested to be included in such offering (including effecting a stock split, a combination of shares, recapitalization, or reorganization);

(j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and

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other records, pertinent corporate and business documents and properties of the Company, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and assist and, at the request of any participating underwriter, cause such officers or directors to participate in presentations to prospective purchasers;

(k) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 1l(a) of the Securities Act and Rule 158 thereunder;

(l) permit any holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel and the Company and its counsel should be included;

(m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(n) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(o) obtain one or more comfort letters from the Company’s independent public accountants in customary form, addressed to the underwriters in an underwritten public offering and to the holders of Investor Registrable Securities (if participating in such registration) and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement);

(p) provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters and to the holders of the Investor Registrable Securities (if participating in such registration)), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

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(q) use best efforts to cause certificates for the Registrable Securities covered by such registration statement to be delivered by the holders thereof to the underwriters in such denominations and registered in such names as the underwriters may request.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

Upon receipt of any notice from the Company of the existence of any event of the kind described in Section 4(f) or 4(m) above, each seller of Registrable Securities shall immediately discontinue disposition of Registrable Securities pursuant to the registration statement until the registration has been supplemented or amended in accordance with Section 4(f) or until withdrawal of the stop order referred to in Section 4(m).

Section 5. Registration Expense.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with Securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the holders participating in the registration; if Company counsel does not make itself available for this purpose or if the holders of a majority of Registrable Securities otherwise decide, the Company will pay the reasonable fees and disbursements of one counsel for such holders) and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company or the holders of a majority of the Investor Registrable Securities or their affiliates (all such expenses being herein called “Registration Expenses”), shall be borne by the Company and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (or any successor or similar system). Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section l(b) or 1(c) if the registration request is subsequently withdrawn at the request of the holder or holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration), unless, in the case of a registration requested under Section l(b), the Holders of a majority of the Investor Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1(b).

(b) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder that is otherwise not reimbursed pursuant to this Agreement shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of Securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

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Section 6. Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, agents, partners, members, stockholders and employees and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by or arising out of (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this Section 6 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities law thereof, or (ii) any omission or alleged omission of a material that required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests (and is customarily provided by selling security holders and relates to holders of Registrable Securities) for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, shall indemnify and hold harmless the other holders of Registrable Securities, the underwriters, and the Company, and their respective directors, officers, agents, employees, legal counsel and accountants, and each other Person who controls the underwriters, the Company and such other holders (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by or arising out of (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in reliance upon or contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and such obligations, together with any contribution required under Section 6(f), shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

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(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense at its own expense of such claim with counsel reasonably satisfactory to the indemnified party and the indemnified party shall have the right to employ separate counsel and participate in the defense of the claim at its own expense. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, legal counsel, accountant, agent or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

(e) No indemnifying party shall, without the written consent of each indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potentia1 party to such action or claim) unless such settlement, compromise, or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim without any payment or consideration provided or obligation incurred by any indemnified party and (B) does not include a statement as to or an admission of fault, culpability, or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any losses, claims, damages, or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above, but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the registration statement or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on

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the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in the immediately preceding subsection shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no seller of Registrable Securities shall be required to contribute pursuant to this Section 6(f), together with amounts paid under Section 6(b), any amounts in excess of the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

(h) The indemnification and contribution required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage, or stability is incurred.

Section 7. Participation in Underwritten Registration. No Person may directly or indirectly participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration), and (ii) completes and executes all questionnaires,

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powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company of the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except (x) to the extent the holder or holders of a majority of Investor Registrable Securities included in such registration are doing so or (y) as otherwise provided in Section 6 hereof.

Section 8. Definitions.

(a) Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Common Stock” means the Common Stock of the Company, $0.0001 par value.

“IPO” shall mean the first sale in a firm-commitment underwritten public offering by the Company of its Common Stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act.

“Investor Registrable Securities” means (i) any shares of Common Stock issued upon the conversion of Preferred Stock held by the Investor, (ii) any Common Stock held by the Investor or any of its Affiliates or transferees, and (iii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above including by way of dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization.

“Long-Form Registration” means a registration to sell Registrable Securities filed pursuant to the Securities Act on Form S-1 or any similar long-form registration made in accordance with Section 1(a).

“Other Registrable Securities” means (i) any shares of Common Stock of the Company held by the Founders or by any other Person who is a party to this Agreement that do not constitute Investor Registrable Securities and (ii) any shares of Common Stock of the Company issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above including by way of dividend, or split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.001 per share.

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“Registrable Securities” means the Investor Registrable Securities and Other Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), or repurchased by the Company or any Subsidiary thereof or purchased or otherwise acquired by any employee of the Company; provided that if any Investor Registrable Securities are purchased or otherwise acquired by any employee of the Company, then such Investor Registrable Securities shall be deemed to be Other Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Investor Registrable Securities or Other Registrable Securities when they have been distributed without consideration by a holder that is a limited liability company to its members or investment advisor, or by a holder that is a limited partnership to its limited partners, and in connection with such distribution, such holder has notified the Company and holders of Investor Registrable Securities in writing of its election to terminate the status of such securities as Registrable Securities and the holders of a majority of the Investor Registrable Securities approved such termination of status. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. In addition, “Registrable Securities” shall not include any securities of the Company that are subject to vesting to the extent that such securities have not vested or which the holder thereof has agreed with the Company not to transfer in an underwritten public offering of securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Short-Form Registration” means a registration to sell Registrable Securities filed pursuant to the Securities Act on Form S-2, S-3 or any similar available short-form registration made in accordance with Section 1(a).

Section 9. Miscellaneous.

(a) No Inconsistent Agreements. The Company has not entered into and shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b) Adjustments Affecting Registrable Securities. The Company shall not knowingly take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by

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reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Investor Registrable Securities.

(e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect hereto.

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(i) Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each holder of Registrable Securities at the address indicated on the Schedule of Holders and to the Company at the address indicated below:

Rackable Systems, Inc.

f/k/a Rackable Corporation

721 Charcot Avenue

San Jose, CA 95131

Facsimile: (408) 321-0293

Attention: Chief Executive Officer

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(k) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

(l) Transfer. Except as otherwise agreed by the holder or holders of a majority of Investor Registrable Securities, prior to transferring any Registrable Securities (other than a transfer pursuant to which such Securities cease to be Registrable Securities) to any Person, the Person transferring such Securities will cause the prospective transferee to execute and deliver to the Company (for itself and as the agent of the other members), a counterpart to this Agreement pursuant to which the prospective transferee agrees to be bound by this Agreement to the same extent as the Person transferring such Securities with respect to the Securities so transferred.

(m) Entire Agreement. Except as otherwise expressly set forth herein, this agreement and the other agreements referred to herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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(n) Delivery by Facsimile. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

*      *      *      *      *

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IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

THE COMPANY:	RACKABLE SYSTEMS, INC.,
formerly known as Rackable Corporation

	By:	/s/ Tom Barton
	Its:	CEO

INVESTORS:	RACKABLE INVESTMENT LLC

	By:	/s/ William C. Kessinger
Its:

FOUNDERS:	/s/ Giovanni Coglitore
Giovani Coglitore

/s/ Nikolai Gallo
Nikolai Gallo

/s/ Jack Randall
Jack Randall

OTHERS	GNJ, INC.,
formerly known as Rackable Systems, Inc.

	By:	/s/ Jack Randall
	Its:	Secretary

SIGNATURE PAGE TO REGISTRATION AGREEMENT

INVESTOR REGISTRABLE SECURITIES SCHEDULE

RACKABLE INVESTMENT LLC

OTHER REGISTRABLE SECURITIES SCHEDULE

GNJ, Inc. (f/k/a Rackable Systems, Inc.)